             FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 STEALTHGAS INC.

           PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

         StealthGas Inc., a corporation organized and existing under the
Marshall Islands Business Corporations Act ("BCA"), certifies:

         I. The name of the Corporation is

                                 STEALTHGAS INC.

         II. The date of filing of the Corporation's original articles of incorporation with the Office of the Registrar of Corporations of the Republic
of the Marshall Islands was December 22, 2004. Articles of Amendment to the
Articles of Incorporation were filed with the Office of the Registrar of
Corporations of the Republic of the Marshall Islands on April 19, 2005 and on
August 26, 2005.

         III. Pursuant to Section 93 of the BCA, these amended and restated
articles of incorporation include an amendment of Sections B and D, amend and renumber former Section G as Section F, omit former Sections F and H and add new
Sections G through I.

         IV. These amended and restated articles of incorporation were duly adopted in accordance with the provisions of Sections 88(1) and 93 of the BCA, the Board of Directors of the Corporation having adopted resolutions by unanimous written consent in accordance with Section 55(4) of the BCA setting forth and declaring advisable that these amended and restated articles of incorporation, including said amendments, and in lieu of a vote of stockholders, written consent to these amended and restated articles of incorporation, including said amendments, having been given by the holder of all of the outstanding stock of the Corporation in accordance with Section 67 of the BCA.

         V. The amended and restated articles of incorporation of the
Corporation shall read as follows:

A.       The name of the Corporation shall be:

                                 STEALTHGAS INC.

B.       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act (the "BCA").

C.       The registered address of the Corporation in the Marshall Islands is
         Trust Company Complex, Ajeltake Road, Ajeltake Island, Marshall Islands
         MH96960. The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc. However, the Board
         of Directors may establish branches, offices or agencies in any place in the world and may appoint legal representatives anywhere in the world.

D.       The aggregate number of shares of stock that the Corporation is authorized to issue is one-hundred five-million (105,000,000)
         registered shares with a par value of one cent (US $0.01), consisting of one-hundred million (100,000,000) registered shares of common stock with a par

         value of one cent (US $0.01) ("Common Stock") and five million
         (5,000,000) registered preferred shares with a par value of one cent
         (US $0.01) (the "Preferred Stock").

         (a) Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock are as follows:

         The Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of the Preferred Stock, for series of the Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                  (i) the designation of such series, the number of shares that constitute such series and the stated value thereof if different from the par value thereof;

                  (ii) whether the shares of such series shall have voting
         rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights), whether the shares of such series shall have one vote per share or more or less than one vote per share, whether the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the
         Corporation), whether all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted and the preference or relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;

                  (iii) the annual dividend rate (or method of determining such rate), if any, payable on such series, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the board of directors of the Corporation, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, the conditions and the dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

                  (iv) whether dividends on the shares of such series shall be cumulative and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

                  (v) whether the shares of such series shall be subject to
         redemption in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events and, if so, the times, the prices therefor
         (in cash, securities or other property or a combination thereof) and any other terms and conditions of such redemption;

                  (vi) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or windingup of the Corporation and the relative rights of priority, if any, of payment of the shares of such series;

                  (vii) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof, including the price or prices (in cash, securities or other property or a combination thereof), the period or periods within which and any other terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to the operation of such retirement or sinking find;

                  (viii) whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the
         Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class or any other securities or property of the Corporation or any other entity, and, if so, the price or prices (in cash, securities or other property or a combination thereof) or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (ix) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the
         Common Stock, any other series of the Preferred Stock or any other class of capital stock;

                  (x) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock;
         and

                  (xi) any other powers, preferences or rights, or any
         qualifications, limitations or restrictions thereof.

         Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock shall be of equal rank. All shares of any one series of the Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         Except as otherwise provided by such resolution or resolutions, all shares of Preferred Stock that are converted, redeemed, repurchased, exchanged or otherwise acquired by the Corporation shall be cancelled and retired and shall not be reissued.

         For all purposes, these Amended and Restated Articles of Incorporation shall include each resolution (if any) setting forth the terms of a series of
Preferred Stock.

         Except as otherwise required by law or provided in the resolutions of the Board establishing the voting powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions of the relevant series, holders of
Common Stock, as such, shall not be entitled to vote on any amendment of these
Amended and Restated Articles of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of
Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred
Stock, to vote thereon as a separate class pursuant to these Amended and
Restated Articles of Incorporation or pursuant to the BCA as then in effect.

         (b) Options, Warrants and Other Rights. The Board of Directors of the
Corporation is authorized to create and issue options, warrants and other rights from time to time entitling the holders

thereof to purchase securities or other property of the Corporation or of any other entity, including any class or series of stock of the Corporation or of any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the Board of Directors and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

                  (i) adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any person of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation's securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;

                  (ii) restricting, precluding or limiting the exercise,
         transfer or receipt of such options, warrants or other rights by any person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a person, or invalidating or voiding such options, warrants or other rights held by any such person or transferee; and

                  (iii) permitting the Board of Directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, repurchase, terminate or exchange such options, warrants or other rights.

         This paragraph shall not be construed in any way to limit the power of the board of directors of the Corporation to create and issue options, warrants or other rights.

         (c) Preemptive and Similar Rights. No holder of shares of the
Corporation shall, by reason thereof, have any preemptive or other preferential right to acquire, by subscription or otherwise, any unissued or treasury stock of the Corporation, or any other share of any class or series of the
Corporation's shares to be issued because of an increase in the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into shares of the Corporation.
However, the Board of Directors may issue or dispose of any such unissued or treasury stock, or any such additional authorized issue of new shares or securities convertible into shares upon such terms as the Board of Directors may, in its discretion, determine, without offering to stockholders then of record, or any class of stockholders, any thereof, on the same terms or any terms.

E. The Corporation shall have every power which a corporation now or hereafter organized under the BCA may have.

F. The Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal bylaws of the Corporation. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article F.

G. The directors of the Corporation shall be divided into three classes. The initial term of office of the first such class of directors shall expire at the annual meeting of stockholders in 2008, the initial term of office of the second such class of directors shall expire at the annual meeting of stockholders in
2007, and the initial term of office of the third such class of directors shall expire at the annual meeting of stockholders in 2006, with each such class of directors to hold office until their successors have been duly elected and qualified. The board of directors in office at the time of the filing of these
Amended and Restated Articles of Incorporation with the Registrar of
Corporations of the Republic of the Marshall Islands will designate, by resolution, which of its members will be the first, second or third classes of directors of the Corporation. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the board of directors of the Corporation shall determine, but no decrease in the number of directors may shorten the term of any incumbent director.

         No director who is part of any such class of directors may be removed except both for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of stock of the
Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.

         Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by these Amended and
Restated Articles of Incorporation to fill) shall be filled by, and only by, a vote of not less than the majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of directors of the director which such director replaced or the class of directors to which such director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number otherwise fixed pursuant to resolution of the board of directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

         Cumulative voting, as defined in Section 71(2) of the BCA, shall not be used to elect directors. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the bylaws of the
Corporation), the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article G.

         No director of the Corporation shall have personal liability to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this paragraph shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

H. (a)   The Corporation may not engage in any Business Combination with any
Interested Stockholder for a period of three years following the time of the transaction in which the person became an Interested Stockholder, unless:

         (1)  prior to such time, the Board of Directors of the Corporation approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

         (2)  upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested
              Stockholder owned at least 85% of the voting stock of the
              Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         (3)  at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the Interested Stockholder; or

         (4)  the stockholder was or became an Interested Stockholder prior to the consummation of the initial public offering of the
              Corporation's Common Stock under the United States Securities Act of 1933, as amended.

  (b)    The restrictions contained in this section shall not apply if:

         (1)  A stockholder becomes an Interested Stockholder inadvertently and
              (i) as soon as practicable divests itself of ownership of
              sufficient shares so that the stockholder ceases to be an
              Interested Stockholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an
              Interested Stockholder but for the inadvertent acquisition of ownership; or

         (2)  The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions
              described in the following sentence; (ii) is with or by a person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to any person becoming

              an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

              (i)    a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to the BCA, no vote of the stockholders of the Corporation is required);

              (ii)   a sale, lease, exchange, mortgage, pledge, transfer or
                     other disposition (in one transaction or a series of
                     transactions), whether as part of a dissolution or
                     otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation
                     (other than to any direct or indirect wholly-owned
                     subsidiary or to the Corporation) having an aggregate
                     market value equal to 50% or more of either that aggregate market value of all of the assets of the Corporation
                     determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

              (iii)  a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the Corporation.

                  The Corporation shall give not less than 20 days notice to all
Interested Stockholders prior to the consummation of any of the transactions described in clause (i) or (ii) of section (b)(2) of this Article H.

    (c)  For the purpose of this Article H only, the term:

         (1)  "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

         (2)  "Associate," when used to indicate a relationship with any person, means: (i) Any corporation, partnership, unincorporated
              association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20%
              or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

         (3)  "Business Combination," when used in reference to the Corporation and any Interested Stockholder of the Corporation, means:

              (i)    Any merger or consolidation of the Corporation or any
                     direct or indirect majority-owned subsidiary of the
                     Corporation with (A) the Interested Stockholder or any of
                     its affiliates, or (B) with any other corporation,
                     partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested
                     Stockholder.

              (ii)   Any sale, lease, exchange, mortgage, pledge, transfer or
                     other disposition (in one transaction or a series of
                     transactions), except proportionately as

                     a stockholder of the Corporation, to or with the Interested
                     Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect
                     majority-owned subsidiary of the Corporation which assets
                     have an aggregate market value equal to 10% or more of
                     either the aggregate market value of all the assets of the
                     Corporation determined on a consolidated basis or the
                     aggregate market value of all the outstanding shares of the
                     Corporation;

              (iii)  Any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect
                     majority-owned subsidiary of the Corporation of any shares, or any share of such subsidiary, to the Interested
                     Stockholder or any affiliate or associate of the Interested
                     Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable
                     for or convertible into shares, or shares of any such
                     subsidiary, which securities were outstanding prior to the time that the Interested Stockholder became such; (B)
                     pursuant to a merger with a direct or indirect wholly-owned subsidiary of the Corporation solely for purposes of
                     forming a holding company; (C) pursuant to a dividend or
                     distribution paid or made, or the exercise, exchange or
                     conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such
                     subsidiary, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the
                     time the Interested Stockholder became such; (D) pursuant
                     to an exchange offer by the Corporation to purchase shares made on the same terms to all holders of said shares; or
                     (E) any issuance or transfer of shares by the Corporation;
                     provided however, that in no case under items (C)-(E) of
                     this subparagraph shall there be an increase in the
                     Interested Stockholder's and/or its affiliates' and
                     associates' proportionate share of the any class or series of shares;

              (iv)   Any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the
                     proportionate share of any class or series of shares, or
                     securities convertible into any class or series of shares, or shares of any such subsidiary, or securities convertible into such shares, which is owned by the Interested
                     Stockholder or any affiliate or associate of the Interested
                     Stockholder, except as a result of immaterial changes due
                     to fractional share adjustments or as a result of any
                     purchase or redemption of any shares not caused, directly
                     or indirectly, by the Interested Stockholder; or

              (v)    Any receipt by the Interested Stockholder of the benefit,
                     directly or indirectly (except proportionately as a
                     stockholder of the Corporation), of any loans, advances,
                     guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the Corporation or any
                     direct or indirect majority-owned subsidiary of the
                     Corporation.

         (4)  "Control," including the terms "controlling," "controlled by" and
              "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person,

              whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20 percent or more of the outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a
              preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

         (5)  "Interested Stockholder" means any person (other than the
              Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting shares of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15%
              or more of the outstanding voting shares of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an
              Interested Stockholder; and the affiliates and associates of such person; provided, however, that the term "Interested Stockholder"
              shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation; provided that such person shall be an Interested Stockholder if thereafter such person acquires additional shares of voting shares of the Corporation, except as a result of further Corporation action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Stockholder, the voting shares of the
              Corporation deemed to be outstanding shall include voting shares deemed to be owned by the person through application of paragraph
              (8) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or
              understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (6)  "Person" means any individual, corporation, partnership, unincorporated association or other entity.

         (7)  "Voting stock" means, with respect to any corporation, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a
              corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

         (8)  "Owner," including the terms "own" and "owned," when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

              (i)    Beneficially owns such shares, directly or indirectly; or

              (ii)   Has (A) the right to acquire such shares (whether such
                     right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or
                     understanding, or upon the exercise of conversion rights,
                     exchange rights, warrants or options, or otherwise;
                     provided, however, that a person shall not be deemed the
                     owner of shares tendered pursuant to a tender or exchange
                     offer made by such person or

                     any of such person's affiliates or associates until such
                     tendered shares is accepted for purchase or exchange; or
                     (B) the right to vote such shares pursuant to any
                     agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares
                     because of such person's right to vote such shares if the
                     agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in
                     response to a proxy or consent solicitation made to 10 or
                     more persons; or

              (iii)  Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting
                     pursuant to a revocable proxy or consent as described in
                     item (B) of subparagraph (ii) of this paragraph), or
                     disposing of such shares with any other person that
                     beneficially owns, or whose affiliates or associates
                     beneficially own, directly or indirectly, such shares.

    (d)  Any amendment of this Article H shall not be effective until 12 months after the approval of such amendment at a meeting of the stockholders of the Corporation and shall not apply to any Business Combination between the Corporation and any person who became an Interested
         Stockholder of the Corporation at or prior to the time of such approval.

    (e)  Notwithstanding any other provisions of these Amended and Restated
         Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of 66
         2/3% or more of the outstanding shares of capital stock of the
         Corporation entitled to vote generally in the election of directors
         (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article H.

I.       The Corporation may transfer its corporate domicile from the Marshall
Islands to any other place in the world.

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                  IN WITNESS WHEREOF, StealthGas Inc. has caused these Amended and Restated Articles of Incorporation to be signed as of the ______ day of
_____, 2005, by its Chief Executive Officer and President, who hereby affirms and acknowledges, under penalty of perjury, that these Amended and Restated
Articles of Incorporation are the act and deed of the Corporation and that the facts stated herein are true.

                                         STEALTHGAS INC.

                                         By:_________________________
                                            Name:  Harry Vafias
                                            Title: Chief Executive Officer and
                                                   President